Exhibit 10.8

[Execution Copy]

WAIVER AND AMENDMENT NO. 4

AMENDMENT NO. 4 (this “Amendment No. 4”) dated as of December 21, 2004 among VELOCITY EXPRESS, INC., a Delaware corporation (the “Company”), VELOCITY EXPRESS CORPORATION, a Delaware corporation (“Parent”), and BET ASSOCIATES, L.P., a Delaware limited partnership (the “Purchaser”). Each of the Company and Parent are hereinafter referred to as a “Loan Party” and collectively as the “Loan Parties.”

W I T N E S S E T H :

WHEREAS, the Company, Parent and the Purchaser are parties to a Note Purchase Agreement, dated as of November 26, 2003, as amended by a certain Waiver and Amendment No. 1 (“Amendment No. 1”) dated as of January 31, 2004, and Waiver and Amendment No. 2 dated as of March 31, 2004 (“Amendment No. 2”) and Amendment No. 3, dated as of July 1, 2004 (“Amendment No. 3”) (said Note Purchase Agreement, as so amended, is hereinafter referred to as the “Purchase Agreement”); and

WHEREAS, the Purchaser is the sole holder of the Note (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement; and

WHEREAS, certain Events of Default specified on Annex A attached hereto have occurred as a result of the Company’s failure to comply with certain provisions of the Purchase Agreement (the “Specified Events of Default”);

WHEREAS, the Company has requested that the Purchaser (i) grant a permanent waiver with respect to the Specified Events of Default and (ii) amend certain terms and provisions contained in the Purchase Agreement; and

WHEREAS, the Purchaser has agreed, on the terms and conditions set forth herein, to grant a permanent waiver with respect to the Specified Events of Default and amend certain terms and provisions contained in the Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing, the promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

Section 2. Waiver of Certain Financial Reporting Defaults. As of the Fourth Amendment Effective Date, the Purchaser agrees to waive any default or Event of Default arising from the failure of the Company, (v) to deliver the interim financial statements and related items required by section 6.02 of the Purchase Agreement for periods ending on or prior to the date hereof within the time frames required by subsections 6.02(b), (c) and (d), (w) to deliver to the Purchaser the audited consolidated financial statements required by subsection 6.02(a) and related items required by section 6.02 for the fiscal year ending July 3, 2004 on or prior to the date hereof, (x) to file with the Securities and Exchange Commission (i) its annual report of Form 10-K for the fiscal year ending July 3, 2004 and (ii) its Quarterly Report on Form 10-Q for the first fiscal quarter of the 2005 fiscal year, in each case within the time periods prescribed by applicable law and regulations of the Securities and Exchange Commission and section 6.11, (y) to give notice of the Specified Events of Default within the time periods required by subsection 6.02(i), and (z) to deliver to the Purchaser the projections and other information for the fiscal year ending nearest June 30, 2005 within the time periods prescribed in subsection 6.02(e) of the Purchase Agreement. The waivers contained in this Section 2 do not apply to any section of the Purchase Agreement other than section 6.02, section 6.11 and any other covenants that are violated because of the Loan Parties’ breach of the foregoing specified covenants or any other periods ending after those specified in this paragraph.

Section 3. Waiver of Events of Default Resulting from Peritas Transaction. Subject to the fulfillment of the conditions precedent listed below, the Purchaser shall be deemed to have consented to and waived any default or Event of Default under the Purchase Agreement resulting from: (x) the advance prior to the date hereof of up to $2,200,000 to Parent’s Affiliate, Peritas, LLC, a Delaware limited liability Company (“Peritas”), to permit Peritas to purchase vans or other motor vehicles, which vans or other motor vehicles will be rented to independent contractors of Parent and its Subsidiaries for use in servicing customers of Parent and its Subsidiaries; (y) the making of such advances by permitting obligors of Parent and its Subsidiaries to offset against accounts of Parent and its Subsidiaries owed to Parent and its Subsidiaries by such obligors the purchase price of said vans or other motor vehicles; and (z) the Company entering into a certain Agency Agreement (“Agency Agreement”) with Peritas, dated May 1, 2004 (the transactions referred to in clauses (x), (y) and (z) are hereinafter referred to as the “Peritas Transactions”). The consent contained in this Section 3 of this Amendment No. 4 is subject to the fulfillment of each of the following conditions precedent:

(a) Parent shall have delivered to the Purchaser true and correct executed copies of the Agency Agreement, together with all amendments, exhibits and schedules thereto;

(b) Parent shall have delivered to the Purchaser true and correct executed copies of the Master Purchase Agreement between Peritas and the applicable obligor, together with all amendments, exhibits and schedules thereto;

(c) All such loans and advances from Parent and its Subsidiaries to Peritas shall have been repaid on or prior to March 31, 2005.

Section 4. Other Events of Default. As of the Fourth Amendment Effective Date, the Purchaser agrees to waive any default or Event of Default resulting from (u) the failure by Parent and its Subsidiaries to pay accrued payroll taxes when due and incurring interest and penalties as a result of such non-payment on or prior to the date hereof; (v) the Loan Parties incurring on or prior to the date hereof Indebtedness to THLPV (as defined in the Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of July 1, 2004, among the Loan Parties and the Senior Lender) so long as such Indebtedness was converted into equity on or prior to the date hereof; (w) Parent’s and the Company’s failing to comply with the provisions of Section 3 of Amendment No. 3 on or prior to the date hereof; (x) any event of default under the Senior Credit Agreement on or prior to the date hereof provided that any such event of default has been waived by the Senior Lender; (y) the failure by Parent and the Subsidiaries to comply with their respective obligations under the Senior Credit Agreement as required by section 6.12 of the Purchase Agreement; and (z) any change of Control resulting from THLPV obtaining additional shares of capital stock of Parent on or prior to the date hereof.

Section 5. Conference Call. Parent agrees that representatives of MYFM Capital LLC, on behalf of Purchaser, shall have the right to participate in, each of the weekly conference calls referred to in Section 8 of that certain Fifth Amendment to Amended and Restated Loan and Security Agreement, dated of even date herewith, among the Loan Parties and the Senior Lender (the “Fifth Amendment”) to the extent that the obligation of the Company under Section 8 of the Fifth Amendment has not been terminated. The foregoing shall not limit in any manner the obligations of Parent and its Subsidiaries to provide Purchaser with all notices required pursuant to the Purchase Agreement, including, without limitation, the notices required pursuant to Section 4 of Amendment No. 2 and Section 3 of Amendment No. 3.

Section 6. Consent to Incursion of Additional Indebtedness and Granting of Permitted Liens. As of the Fourth Amendment Effective Date, the Purchaser hereby consents to and waives any default or Event of Default resulting from (i) the Loan Parties incurring additional Indebtedness pursuant to the terms and conditions of the “Investor Note Documents” and (ii) Parent and the Company granting a third subordinate Lien on its assets to “Investors” (as defined below) pursuant to the Investor Note Documents so long as such Investor Note Documents include (a) cross acceleration rights to the Purchase Agreement, but not cross default rights (other than with respect to payment defaults), and (b) an acknowledgment by the Investors that (1) their Lien is subordinate to the Lien of the Senior Lender and the Purchaser and (2) if an event of default occurs under the Investor Note Documents and Investors receive proceeds of the Loan Parties’ collateral prior to the repayment of the obligations under the Senior Credit Agreement and the Obligations, Investors will hold such proceeds in trust for the Senior Lender and the Purchaser and will deliver such proceeds first to the Senior Lender until the obligations under the Senior Credit Agreement are paid in full and second to the Purchaser until the Purchaser’s obligations are paid in full. As used herein, “Investor Note Documents” shall mean (x) the 6% Convertible Note to be issued to Parent to each “Investor” (as defined in the Purchase Agreement referred to in (y) below dated as of December 21, 2004), (y) the Purchase Agreement by and between Parent and the investor signatories thereto (“Investors”) dated as of December 21, 2004 and (z) that certain Security Agreement by and between Parent and Investors dated as of December 21, 2004.

Parent and the Company represent and warrant that they have delivered to the Purchaser true and complete executed copies of the documents and agreements referred to in clauses (x), (y) and (z) of the previous sentence together with all schedules, exhibits, amendments and modifications thereto. Parent and the Company covenant not to prepay, and not to permit any of their respective Subsidiaries to prepay, the Indebtedness evidenced by the Investor Note Documents prior to its stated maturity date.

Section 7. Amendments to Purchase Agreement.

(a) Additional Event of Default. Parent, the Company and the Borrower agree that it shall be an Event of Default if the 6% Convertible Notes referred to in clause (x) of the definition of Investor Note Documents are not all converted in full into equity of Parent on or prior to April 29, 2005.

(b) Cure Period. Section 9.01(c) of the Purchase Agreement is hereby amended to read in its entirety as follows: “Default by the Company or any Subsidiary in the performance or observance of any respective covenant, condition, undertaking or agreement applicable to such party contained in this Agreement or any of the Ancillary Agreements (other than those referred to in paragraphs (a) and (b) of this Section) and the continuance of such default for a period of ninety (90) days after the Company has knowledge of the occurrence thereof, provided that the ninety (90) day period shall be reduced to thirty (30) days upon the earlier of (x) May 1, 2005 and (y) the approval of the stockholders of Parent of the Proposals (as defined in the Purchase Agreement by and between Parent and the investor signatories thereto dated as of December 21, 2004); or”.

Section 8. Conditions Precedent. The Purchaser and the Loan Parties agree that this Amendment No. 4 shall become effective upon the satisfaction of the following conditions precedent, each in form and substance reasonably satisfactory to the Purchaser (the date of satisfaction of such conditions precedent referred to herein as the “Fourth Amendment Effective Date”):

(a) The Purchaser and the Company shall have executed and delivered this Amendment No. 4.

(b) The Purchaser shall have received an executed amendment of the Senior Credit Agreement in the form attached as Annex B hereto (the “Fifth Amendment to Amended and Restated Loan and Security Agreement”).

(c) Parent shall have delivered to the Purchaser an unqualified opinion as it relates to going concern for audited financial statements of Parent and its Subsidiaries as of July 3, 2004 certified by Ernst & Young LLP.

(d) Parent shall have received a new net cash equity investment or Subordinated Debt (pursuant to the Investor Note Documents) of at least $20,000,000 on or after December 1, 2004 and on or prior to December 22, 2004 from sources other than draws on existing letters of credit securing the obligations under the Senior Credit Agreement and the Obligations. Parent, in turn, shall have invested such amount as an equity contribution in the Company and the Company shall have used the proceeds of such amount to pay down the outstanding “Revolving Credit Loans” under the Senior Credit Agreement, which Revolving Credit Loans may be reborrowed subject to the terms and conditions of the Senior Credit Agreement;

(e) Other than as specified herein or on the schedules attached hereto with respect to certain representations and warranties set forth in the Purchase Agreement, and except to the extent that such representations and warranties relate expressly to an earlier date, all of the representations and warranties made by such Loan Party in the Purchase Agreement and the Ancillary Agreements to which it is a party are true and correct on the date hereof as if made by such Loan Party on and as of the date hereof and are so repeated herein as if expressly set forth herein.

(f) As of the date hereof, except for the defaults and Events of Default waived pursuant to this Amendment No. 4 and the Fifth Amendment to Amended and Restated Loan and Security Agreement, there shall not have occurred, and be continuing, a default or an Event of Default.

(g) The Purchaser shall have received evidence that all corporate action necessary for the valid execution and delivery by each of the Loan Parties of this Amendment No. 4 and the performance of the transactions contemplated hereby and thereby shall have been taken, including, without limitation, from each of the Company and Parent, a secretary’s certificate, dated as of the Closing Date, signed by a duly authorized officer of each such Loan Party, certifying and attaching copies of, the resolutions authorizing each Loan Party to enter into this Amendment No. 4 and the other documents contemplated hereby. In addition, each such Secretary’s certificate shall (i) certify as to the incumbency of officer(s) executing this Amendment No. 4 and the other documents contemplated hereby and (ii) certify and attach copies of the charter documents and bylaws of each Loan Party, or certify that there have been no changes to such documents previously delivered to the Purchaser.

(h) The Company shall have paid to Wolf, Block, Schorr & Solis-Cohen LLP $10,500 in consideration of the legal fees and expenses of the Purchaser’s counsel incurred in connection with the negotiation, preparation, execution and delivery of this Amendment No.4.

(i) The Company shall have paid to the Purchaser all interest accrued and unpaid with respect to the Note through November 30, 2004.

Section 9. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Purchaser as follows:

(a) The execution and delivery by such Loan Party of this Amendment No. 4 and the performance by such Loan Party of each of its obligations and agreements under this Amendment No. 4 are within the corporate authority of such Loan Party, have been duly authorized by all necessary corporate proceedings on behalf of such Loan Party, and do not conflict with or result in a breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party or any of such Loan Party’s corporate charter or bylaws or of any agreement or other instrument binding upon such Loan Party, except to the extent such conflict could not reasonably be expected to have a Material Adverse Effect.

(b) Other than as specified herein or on the schedules attached hereto, with respect to certain representations and warranties set forth in the Purchase Agreement, and except to the extent that such representations and warranties relate expressly to an earlier date, all the representations and warranties made by such Loan Party in the Purchase Agreement are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein.

(c) Such Loan Party has performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, there exists no Event of Default.

(d) This Amendment No. 4 constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Loan Party of this Amendment No. 4 or the Purchase Agreement and the other Ancillary Agreements as amended hereby, except for such filings that have been made prior to the date hereof and are in full force and effect and other than such approvals, consents or filings the absence of which could not reasonably be expected to have a Material Adverse Effect.

(f) Such Loan Party agrees that the obligations, as evidenced by or otherwise arising under the Purchase Agreement and the other Ancillary Agreements (collectively, the “Obligations”), except as otherwise expressly modified in this Amendment No. 4 upon the terms set forth herein, are, by the Loan Party’s execution of this Amendment No. 4, ratified and confirmed in all respects. Such Loan Party affirms its joint and several liability for the Obligations, expressly and knowingly waiving all suretyship defenses that might exist to such joint and several liability.

Section 10. Waiver. Subject to the satisfaction of the conditions specified in Sections 3 and 8 herein, but with effect retroactive to the date immediately preceding the date on which the Specified Events of Default occurred, the Purchaser hereby permanently waives the occurrence and continuance to the date hereof of the Specified Events of Default and permanently waives all of its rights and remedies under the

Purchase Agreement and the Ancillary Agreements to act with respect to the Specified Events of Default during such period of time.

Section 11. No Present Claims. Each of the Loan Parties acknowledges and agrees that, as of the date hereof: (a) none of the Loan Parties, or, to the actual knowledge of the Loan Parties, any of their Affiliates has any claim or cause of action against the Purchaser (or any of its partners, directors, officers, employees, attorneys or agents); (b) none of the Loan Parties, or, to the actual knowledge of the Loan Parties, any of their Affiliates has offset rights, counterclaims or defenses of any kind against any of their obligations, indebtedness or liabilities to the Purchaser; and (c) the Purchaser has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and, to the actual knowledge of the Loan Parties, each of their Affiliates. The Purchaser wishes (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Purchaser. Therefore, each of the Loan Parties on its own behalf and on behalf of each of its respective Affiliates, successors and assigns, hereby waives, releases and discharges the Purchaser and all of its partners, directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Purchase Agreement, the other Ancillary Agreements and any documents, instruments, agreements (including this Amendment No. 4), dealings or other matters connected with the Purchase Agreement and the other Ancillary Agreements, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date of this Amendment No. 4 related to the Purchase Agreement and the other Ancillary Agreements. The waivers, releases, and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur prior to, or on or after the date hereof.

Section 12. No Waiver. Nothing in this Amendment No. 4 shall extend to or affect in any way any of the rights or obligations of the Loan Parties or the Purchaser’s obligations, rights and remedies arising under Purchase Agreement or the other Ancillary Agreements. Except as expressly provided in the Amendment No. 4, the Purchaser shall not be deemed to have waived any or all of its rights or remedies with respect to any Event of Default existing on the date hereof or arising hereafter.

Section 13. Expenses. Without limiting the obligations of the Loan Parties under the Purchase Agreement or the other Ancillary Agreements, the Loan Parties ratify and reaffirm their reimbursement and indemnification obligations contained in Sections 8.01 and 9.02 of the Purchase Agreement.

Section 14. Consent. The Purchaser hereby consents to the waiver and amendment to the Senior Credit Agreement in the form of Annex B and agrees that the Senior Credit Agreement as so amended shall constitute the “Senior Credit Agreement” as defined in the Purchase Agreement and “Senior Obligations” as defined in that certain Intercreditor and Subordination Agreement, dated as of November 26, 2003.

Section 15. Miscellaneous.

(a) This Amendment No. 4 shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

(b) This Amendment No. 4 shall constitute an Ancillary Agreement under the Purchase Agreement, and all obligations included in this Amendment No. 4 (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Purchase Agreement and be secured by the collateral security for such Obligations. The term “Agreement” as used in the Purchase shall be deemed to refer to the Purchase Agreement as amended hereby. It is expressly understood and agreed that except as provided herein, all terms, conditions and provisions contained in the Purchase Agreement shall remain in full force and effect without any further change or modification whatsoever.

(c) Failure of the Loan Parties to comply with any of the provisions hereof shall constitute an Event of Default under the Note and the Purchase Agreement.

Section 16. WAIVER OF JURY TRIAL; LIMITATION OF LIABILITY. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AMENDMENT NO. 4, THE PURCHASE AGREEMENT AND THE ANCILLARY AGREEMENTS OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS OR OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE LOAN PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH LOAN PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 4, THE PURCHASE AGREEMENT AND THE OTHER ANCILLARY AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 17. Counterparts. This Amendment No. 4 may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment No. 4 it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 18. Entire Agreement. This Amendment No. 4, together with the Purchase Agreement and the other Ancillary Agreements and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

Section 19. Severability. The provisions of this Amendment No. 4 are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Amendment No. 4 in any jurisdiction.

Section 20. Defaults. The Purchaser represents and warrants to Parent and the Company that it has no knowledge of any current continuing Events of Default other than those Events of Default waived pursuant to this Amendment No. 4.

Section 21. Permitted Distributions. The Purchaser consents to the Company or Parent making a distribution of not more than $400,000 to TH Lee Putnam Ventures, L.P. or TH Lee Putnam Parallel Ventures, L.P. (collectively “TH Lee”) (or an Affiliate thereof) on or prior to December 23, 2004 if, and only if on or after December 1, 2004 and prior to the making of such proposed distribution, (x) TH Lee or an Affiliate thereof shall have made a new cash equity investment in Parent (which in turn shall have made a comparable equity investment in the Company) or the Company, either directly or through a draw down of a new letter of credit issued for the benefit of the Senior Lender on or after the date hereof and in form and substance acceptable to the Senior Lender, in an amount equal to or greater than the proposed distribution, and (y) a third party not under common control with TH Lee has made a new cash equity investment in Parent (which, in turn, shall have made a comparable equity investment in the Company), or the Company, either directly, through a draw down of a new letter of credit issued for the benefit of the Senior Lender, or indirectly through TH Lee, on or after the date hereof, in an amount equal to or greater than the proposed distribution.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 4 to be executed by their duly authorized officer as of the date first written above.

BET ASSOCIATES, L.P.

By:
Name:
Title:

VELOCITY EXPRESS, INC.

By:
Name:
Title:

VELOCITY EXPRESS CORPORATION

By:
Name:
Title:

RECEIPT OF THIS AMENDMENT NO. 4 ACKNOWLEDGED FLEET CAPITAL CORPORATION, as Agent

By:
Name:
Title:

ANNEX A

SPECIFIED EVENTS OF DEFAULT

1.	Financial Reporting Defaults under Sections 6.02 and 6.11 of the Purchase Agreement as summarized in Section 2 of this Amendment No. 4.

2.	Events of Default resulting from Peritas Transaction as summarized in Section 3 of this Amendment No. 4.

3.	Other Events of Default as summarized in Section 4 of this Amendment No. 4.

ANNEX B

FIFTH AMENDMENT TO SENIOR CREDIT AGREEMENT